Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Jacob Page
Senior Analyst, Corporate Development & IR
(765) 414-2835
jacob.page@onewabash.com

Wabash Announces Second Quarter 2025 Results

▪Quarterly revenue of $459 million - beating midpoint of outlook range on modestly stronger than expected shipments. Parts & Services generated positive revenue growth sequentially and year-over-year.
▪GAAP operating loss of $5 million or Non-GAAP adjusted operating loss of $0.1 million; Excludes impact of $5 million in expenses associated with the legal verdict.
▪Quarterly GAAP EPS of $(0.23) or Non-GAAP adjusted EPS of $(0.15). Beating Expectations due to slightly higher revenue and cost containment actions throughout the quarter.
▪Total backlog of $1.0 billion ending Q2; Market environment continues to be challenging as economic concerns and uncertainty remain.
▪2025 revenue outlook reduced to $1.6B, Non-GAAP adjusted EPS outlook reduced to $(1.15), excluding impact in connection with the legal verdict.

LAFAYETTE, Ind. – July 25, 2025 – Wabash (NYSE: WNC), a leader in end-to-end supply chain solutions for the transportation, logistics and infrastructure markets, today reported results for the quarter ended June 30, 2025.
The Company's net sales for the second quarter of 2025 were $458.8 million, reflecting a 16.7% decrease compared to the same quarter of the previous year. The Company generated consolidated gross profit of $41.4 million, equivalent to 9.0% of sales. GAAP operating loss amounted to $4.8 million as the company recognized a $5 million loss in connection with the appeal bond and contingent interest expense associated with the legal verdict. Non-GAAP adjusted operating loss was $0.1 million for the quarter. Second quarter GAAP diluted earnings per share was $(0.23) or $(0.15) on a Non-GAAP adjusted basis.
As of June 30, 2025, total Company backlog stood at approximately $1.0 billion, as customers continue to take a wait-and-see approach to capital spending.
For the full-year ending December 31, 2025, the Company reduced its revenue outlook to roughly $1.6 billion and reduced its Non-GAAP adjusted EPS guidance to a range of $(1.30) to $(1.00).

“Turning to the broader market environment, demand remains muted across the trailer industry. Industry forecasters have continued to revise their outlook downward, and recent updates now suggest that 2025 shipment volumes will fall well below basic replacement demand," explained Yeagy. "For now, we’ve undertaken a reassessment of 2025 and now expect midpoints of $1.6 billion in revenue and ($1.15) of adjusted EPS. Even with the revised guidance, we still expect to be near free cash flow breakeven for 2025, excluding our capital investments in Trailers as a Service. While our order book for 2026 is not yet open, we’re actively engaged in conversations with customers and preparing quotes for next year’s demand. Based on those early discussions and current industry forecasts, we’re cautiously optimistic that 2026 will reflect a return to growth."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2025 and 2024. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended June 30,	2025	2024
New Units Shipped
Trailers	8,640	9,245
Truck bodies	3,190	3,925

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2025	2024	2025	2024
	(Unaudited, dollars in thousands)
Net sales	$400,214	$498,705	$59,744	$54,901
Gross profit	$28,600	$74,689	$12,800	$14,969
Gross profit margin	7.1%	15.0%	21.4%	27.3%
Income from operations	$12,518	$56,918	$9,060	$12,087
Income from operations margin	3.1%	11.4%	15.2%	22.0%
During the second quarter, Transportation Solutions generated net sales of $400.2 million, a decrease of 19.7% compared to the same quarter of the previous year. Operating loss for the quarter amounted to $12.5 million, representing 3.1% of sales.
Parts & Services' net sales for the second quarter were $59.7 million, an increase of 8.8% compared to the prior year quarter. Operating income for the quarter amounted to $9.1 million, or 15.2% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, free cash flow, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net (loss) income, and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating (loss) income to operating (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.

Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net (loss) income and diluted net (loss) income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share to net (loss) income attributable to common stockholders and diluted (loss) earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Free cash flow is defined as net cash (used in) provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash (used in) provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash (used in) provided by operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Adjusted Operating (Loss) Income, Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Second Quarter 2025 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Friday, July 25, 2025, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (800) 715-9871, conference ID 9986205. A replay of the call will be available on the site shortly after the conclusion of the presentation.

About

Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.

Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to the Missouri product liability action and the unfavorable jury verdict, the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$57,423	$115,484
Accounts receivable, net	189,729	143,946
Inventories, net	252,454	258,825
Prepaid expenses and other	124,315	76,233
Total current assets	623,921	594,488
Property, plant, and equipment, net	327,905	339,247
Goodwill	196,650	188,441
Deferred income taxes	8,124	94,873
Intangible assets, net	68,866	74,445
Investment in unconsolidated entities	7,250	7,250
Other assets	143,318	112,785
Total assets	$1,376,034	$1,411,529
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	178,385	146,738
Other accrued liabilities	194,006	161,671
Total current liabilities	372,391	308,409
Long-term debt	437,493	397,142
Other non-current liabilities	179,696	516,152
Total liabilities	989,580	1,221,703
Commitments and contingencies
Noncontrolling interest	1,237	996
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 41,089,374 and 42,882,308 shares outstanding, respectively	787	781
Additional paid-in capital	694,843	689,216
Retained earnings	320,288	105,633
Accumulated other comprehensive loss	(202)	(3,229)
Treasury stock at cost, 37,601,698 and 35,253,489 common shares, respectively	(630,499)	(603,571)
Total Wabash National Corporation stockholders' equity	385,217	188,830
Total liabilities, noncontrolling interest, and equity	$1,376,034	$1,411,529

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$458,816	$550,610	$839,706	$1,065,886
Cost of sales	417,416	460,952	779,303	899,782
Gross profit	41,400	89,658	60,403	166,104
General and administrative expenses	37,009	33,969	(267,676)	70,642
Selling expenses	6,339	7,936	12,718	14,978
Amortization of intangible assets	2,789	2,993	5,578	6,149
Impairment and other, net	14	997	(17)	997
(Loss) income from operations	(4,751)	43,763	309,800	73,338
Other income (expense):
Interest expense	(5,308)	(4,948)	(10,334)	(9,936)
Other, net	(33)	1,572	1,581	3,181
Other expense, net	(5,341)	(3,376)	(8,753)	(6,755)
Loss from unconsolidated entity	(2,203)	(1,415)	(4,045)	(2,901)
(Loss) income before income tax expense	(12,295)	38,972	297,002	63,682
Income tax (benefit) expense	(2,692)	9,768	75,409	16,191
Net (loss) income	(9,603)	29,204	221,593	47,491
Net (loss) income attributable to noncontrolling interest	(14)	246	241	366
Net (loss) income attributable to common stockholders	$(9,589)	$28,958	$221,352	$47,125

Net (loss) income attributable to common stockholders per share:
Basic	$(0.23)	$0.65	$5.24	$1.04
Diluted	$(0.23)	$0.64	$5.21	$1.03
Weighted average common shares outstanding (in thousands):
Basic	41,753	44,896	42,231	45,139
Diluted	41,753	45,365	42,458	45,751

Dividends declared per share	$0.08	$0.08	$0.16	$0.16

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$221,593	$47,491
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	23,524	20,306
Amortization of intangibles	5,578	6,149
Net loss on sale of property, plant and equipment	21	—
Deferred income taxes	86,749	(3,763)
Stock-based compensation	5,623	6,618
Non-cash interest expense	494	478
Loss from unconsolidated entity	4,045	2,901
Impairment	(20)	—
Changes in operating assets and liabilities
Accounts receivable	(45,783)	(60,258)
Inventories	6,371	(5,291)
Prepaid expenses and other	(18,767)	995
Accounts payable and accrued liabilities	40,079	(25,292)
Other, net	(345,613)	3,278
Net cash used in operating activities	(16,106)	(6,388)
Cash flows from investing activities
Cash payments for capital expenditures	(14,925)	(36,288)
Expenditures for revenue generating assets	(20,885)	—
Proceeds from the sale of assets	40	—
Acquisition, net of cash acquired	(1,666)	—
Notes receivable issued to unconsolidated entity	(10,350)	(7,100)
Net cash used in investing activities	(47,786)	(43,388)
Cash flows from financing activities
Proceeds from exercise of stock options	11	7
Dividends paid	(7,251)	(7,775)
Borrowings under revolving credit facilities	40,904	431
Payments under revolving credit facilities	(904)	(431)
Debt issuance costs paid	(1)	(5)
Stock repurchases	(26,928)	(43,834)
Distribution to noncontrolling interest	—	(603)
Net cash provided by (used in) financing activities	5,831	(52,210)
Cash and cash equivalents:
Net decrease in cash and cash equivalents	(58,061)	(101,986)
Cash and cash equivalents at beginning of period	115,484	179,271
Cash and cash equivalents at end of period	$57,423	$77,285
Supplemental disclosures of cash flow information:
Cash paid for interest	$9,666	$9,394
Net cash paid for income taxes	$174	$23,664
Period end balance of payables for property, plant, and equipment	$2,501	$5,474

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended June 30,	2025	2024
Units Shipped
New trailers	8,640	9,245
New truck bodies	3,190	3,925
Used trailers	30	20

Three Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2025
New Trailers	$312,931	$—	$(771)	$312,160
Used Trailers	—	1,120	—	1,120
Components, parts and service	—	32,755	—	32,755
Equipment and other	87,283	25,869	(371)	112,781
Total net external sales	$400,214	$59,744	$(1,142)	$458,816
Gross profit	$28,600	$12,800	$—	$41,400
Income (loss) from operations	$12,518	$9,060	$(26,329)	$(4,751)
Adjusted income (loss) from operations[1]	$12,518	$9,060	$(21,716)	$(138)

2024
New Trailers	$383,145	$—	$(681)	$382,464
Used Trailers	—	1,144	—	1,144
Components, parts and service	—	34,453	—	34,453
Equipment and other	115,560	19,304	(2,315)	132,549
Total net external sales	$498,705	$54,901	$(2,996)	$550,610
Gross profit	$74,689	$14,969	$—	$89,658
Income (loss) from operations	$56,918	$12,087	$(25,242)	$43,763
Adjusted income (loss) from operations[1]	$56,918	$12,087	$(25,242)	$43,763

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Six Months Ended June 30,	2025	2024
Units Shipped
New trailers	14,930	17,745
New truck bodies	6,190	7,615
Used trailers	65	35

Six Months Ended June 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2025
New Trailers	$563,976	$—	$(18,441)	$545,535
Used Trailers	—	2,620	—	2,620
Components, parts and service	—	64,257	—	64,257
Equipment and other	183,041	44,822	(569)	227,294
Total net external sales	$747,017	$111,699	$(19,010)	$839,706
Gross profit	$37,014	$23,389	$—	$60,403
Income from operations	$2,720	$15,970	$291,110	$309,800
Adjusted income (loss) from operations[1]	$2,720	$15,970	$(46,277)	$(27,587)

2024
New Trailers	$749,303	$—	$(1,501)	$747,802
Used Trailers	—	2,488	—	2,488
Components, parts and service	—	70,083	—	70,083
Equipment and other	219,830	31,564	(5,881)	245,513
Total net external sales	$969,133	$104,135	$(7,382)	$1,065,886
Gross profit	$137,800	$28,304	$—	$166,104
Income (loss) from operations	$101,173	$22,607	$(50,442)	$73,338
Adjusted income (loss) from operations[1]	$101,173	$22,607	$(50,442)	$73,338

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating (Loss) Income[1]	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Transportation Solutions
Income from operations	$12,518	$56,918	$2,720	$101,173
Adjustments:
N/A	—	—	—	—
Adjusted operating income	12,518	56,918	2,720	101,173

Parts & Services
Income from operations	9,060	12,087	15,970	22,607
Adjustments:
N/A	—	—	—	—
Adjusted operating income	9,060	12,087	15,970	22,607

Corporate
(Loss) income from operations	(26,329)	(25,242)	291,110	(50,442)
Adjustments:
Missouri legal matter	4,613	—	(337,387)	—
Adjusted operating loss	(21,716)	(25,242)	(46,277)	(50,442)

Consolidated
(Loss) income from operations	(4,751)	43,763	309,800	73,338
Adjustments:
Missouri legal matter	4,613	—	(337,387)	—
Adjusted operating (loss) income	$(138)	$43,763	$(27,587)	$73,338

1 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(9,603)	$29,204	$221,593	$47,491
Income tax (benefit) expense	(2,692)	9,768	75,409	16,191
Interest expense	5,308	4,948	10,334	9,936
Depreciation and amortization	14,070	13,719	29,102	26,455
Stock-based compensation	2,374	3,372	5,623	6,618
Missouri legal matter	4,613	—	(337,387)	—
Impairment and other, net	14	997	(17)	997
Other, net	33	(1,572)	(1,581)	(3,181)
Loss from unconsolidated entity	2,203	1,415	4,045	2,901
Adjusted EBITDA	$16,320	$61,851	$7,121	$107,408

Adjusted Net (Loss) Income Attributable to Common Stockholders[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income attributable to common stockholders	$(9,589)	$28,958	$221,352	$47,125
Adjustments:
Missouri legal matter	4,613	—	(337,387)	—
Tax effect of aforementioned items	(1,163)	—	85,090	—
Adjusted net (loss) income attributable to common stockholders	$(6,139)	$28,958	$(30,945)	$47,125

Adjusted Diluted (Loss) Earnings Per Share[2]:	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Diluted (loss) earnings per share	$(0.23)	$0.64	$5.21	$1.03
Adjustments:
Missouri legal matter	0.11	—	(7.95)	—
Tax effect of aforementioned items	(0.03)	—	2.01	—
Adjusted diluted (loss) earnings per share	$(0.15)	$0.64	$(0.73)	$1.03

Weighted average diluted shares outstanding (in thousands)	41,753	45,365	42,458	45,751

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating (loss) income and net (loss) income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(15,834)	$11,022	$(16,106)	$(6,388)
Cash payments for capital expenditures	(6,227)	(17,103)	(14,925)	(36,288)
Expenditures for revenue generating assets	(741)	—	(20,885)	—
Free cash flow[1]	$(22,802)	$(6,081)	$(51,916)	$(42,676)

1 Free cash flow is defined as net cash (used in) provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash (used in) provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended June 30,	2025	2024	2025	2024
Income from operations	$12,518	$56,918	$9,060	$12,087
Depreciation and amortization	11,686	12,089	1,265	516
Adjusted segment EBITDA	$24,204	$69,007	$10,325	$12,603

Adjusted segment EBITDA margin	6.0%	13.8%	17.3%	23.0%

	Transportation Solutions		Parts & Services
Six Months Ended June 30,	2025	2024	2025	2024
Income from operations	$2,720	$101,173	$15,970	$22,607
Depreciation and amortization	24,384	23,421	2,417	1,062
Adjusted segment EBITDA	$27,104	$124,594	$18,387	$23,669

Adjusted segment EBITDA margin	3.6%	12.9%	16.5%	22.7%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.